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Exhibit 23.3

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kimbell Royalty Partners, LP of our report dated April 11, 2018 relating to the financial statements of Haymaker Minerals & Royalties, LLC, which appears in Kimbell Royalty Partners, LP's Current Report on Form 8-K/A dated July 27, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 30, 2018

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  Exhibit 23.3
Consent of Independent Accountants